SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2004

THE MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6026	31-0742526

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Midland Boulevard, Amelia, Ohio 45102-2607

(Address of principal executive offices) (Zip Code)

(513) 943-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

      On November 18, 2004 The Midland Company and certain selling shareholders entered into an Underwriting Agreement with KeyBanc Capital Markets, a division of McDonald Investments Inc., with respect to the sale by such selling shareholders and the purchase by KeyBanc Capital Markets of 1,350,000 shares of Midland’s common stock and also to the grant by such selling shareholders to KeyBanc Capital Markets of an option to purchase all or any part of 150,000 shares of common stock solely to cover over-allotments. The shares of common stock to be purchased by KeyBanc Capital Markets will be sold pursuant to a shelf registration statement Midland previously filed with the Securities and Exchange Commission and which was declared effective on July 19, 2004.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description

1	Underwriting Agreement, dated November 18, 2004

5	Opinion of Keating, Muething & Klekamp, P.L.L. as to the legality of the securities registered

23	Consent of Keating, Muething & Klekamp, P.L.L. (contained in Exhibit 5)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDLAND COMPANY
Date: November 18, 2004	By:	/s/ John I. Von Lehman John I. Von Lehman Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1	Underwriting Agreement, dated November 18, 2004

Exhibit 5	Opinion of Keating, Muething & Klekamp, P.L.L. as to the legality of the securities registered

Exhibit 23	Consent of Keating, Muething & Klekamp, P.L.L. (included in Exhibit 5)